UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

INOZYME PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39397	38-4024528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Summer Street Suite 400
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 330-4340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Inozyme Pharma, Inc. (the “Company”) expects to report cash, cash equivalents, and short-term investments of approximately $113.1 million as of December 31, 2024.

The financial statements for the Company for the year ended December 31, 2024 are not yet available. The estimated cash, cash equivalents, and short-term investments amount as of December 31, 2024 is preliminary and unaudited, represents management’s estimate as of the date of this report, is subject to completion of the Company’s financial closing procedures for the year ended December 31, 2024, and does not present all necessary information for a complete understanding of the Company’s financial condition as of December 31, 2024, or the Company’s results of operations for the year ended December 31, 2024. The actual financial results may differ materially from the preliminary estimated financial information.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On January 10, 2025, the Company issued a press release announcing positive interim data for INZ-701 in infants and young children with ENPP1 Deficiency and key program updates. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On January 10, 2025, the Company also posted a presentation related to interim clinical and safety data of INZ-701 treatment in infants and young children with ENPP1 Deficiency and key program updates under “Events and Presentations” on the “Investors” section of the Company’s website (www.inozyme.com). The information contained in, or that can be accessed through, the Company’s website is not a part of this filing. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On January 10, 2025, the Company announced positive interim data from its ENERGY 1 trial and Expanded Access Program (“EAP”) evaluating INZ-701 in infants and young children with ENPP1 Deficiency, completion of enrollment in the Company’s ENERGY 3 pivotal trial in pediatric patients with ENPP1 Deficiency and regulatory guidance for the Company’s planned ASPIRE pivotal trial in children with ABCC6 Deficiency.

ENERGY 1 Trial and Expanded Access Program

Interim data from the ENERGY 1 trial (three infants) and the EAP (two infants and one child - 2.5 years old) evaluated patients with generalized arterial calcification of infancy (“GACI”), a severe manifestation of ENPP1 Deficiency. Patients were treated with INZ-701 for periods of three weeks to 22 months. Key results include:

•	Improved Survival: 80% of infants treated with INZ-701 survived beyond their first year, compared to a historical survival rate of approximately 50%.

•

Reduction in Arterial Calcifications: Substantial reductions or stabilization of arterial calcifications were observed in all surviving patients, including complete resolution in some instances. There was no evidence of progression of arterial calcification in any patient.

•	Improved Heart Function: Stabilization or improvement in left ventricular ejection fraction was noted in all surviving patients.

•

Reduced Risk of Rickets: No radiographic evidence of rickets was observed in patients evaluated beyond one year of age and at-risk of rickets development (n=3), supported by stabilization or increases in serum phosphate levels.

•

Favorable Safety Profile: INZ-701 was well-tolerated, with no serious treatment-related adverse events in infants and young children. Observed treatment-related events were limited to mild injection site reactions. Across studies to-date, low, often transient, anti-drug antibody (“ADA”) levels were noted in some children and adults, with no impact on pharmacokinetics (“PK”) or pharmacodynamics (“PD”). In the ENERGY 1 trial and EAP, higher ADA levels in some infants significantly affected PK and PD. In infants with high ADA levels, data collected pre- and post-dosing demonstrated substantial transient increases in PPi and drug exposure following INZ-701 administration, consistent with the clinical effects observed. ADAs were not associated with adverse events in any patient.

Enrollment Complete in ENERGY 3 Pivotal Trial

The Company today announced completion of enrollment in its ENERGY 3 pivotal trial of INZ-701 in patients with ENPP1 Deficiency aged >1 to <13 years. Based on recommendations from the U.S. Food and Drug Administration (“FDA”), the primary endpoint of plasma PPi should be supported by consistent trends in appropriate clinical endpoints, such as radiographic global impression of change (“RGI-C”), a measure for progression or improvement of rickets. As per agreement with the European Medicines Agency (“EMA”), plasma PPi and RGI-C are co-primary endpoints, with a relaxed p-value of <0.2 for RGI-C.

With 25 patients enrolled, the trial’s 2:1 randomized design provides >90% power to detect meaningful differences in RGI-C between treatment and control groups. Strong patient interest and scheduled screenings may result in the enrollment of additional participants in January 2025. The Company anticipates completing the one-year dosing period for all patients by January 2026, with topline data expected in early 2026.

Regulatory Progress for Planned ASPIRE Pivotal Trial in Children with ABCC6 Deficiency

The Company is advancing the development of INZ-701 in ABCC6 Deficiency. In April 2024, the Company reported topline data from an open-label, dose-escalation study in adults, along with findings from a natural history study documenting the significant disease burden in patients with the early-onset form of the disease, known as GACI Type 2 (GACI-2). The adult study demonstrated positive improvements in vascular and retinal pathology after 48 weeks of treatment with INZ-701, as well as normalization of PPi levels at the highest dose tested, supporting further development in additional age groups. The natural history study revealed a high disease burden characterized by childhood strokes, arteriopathy, cardiovascular complications, and early mortality. Further research has identified a substantial pediatric population with ABCC6 Deficiency, underscoring the significant unmet medical need in this group.

The natural history study data, supplemented by literature reports, has informed the design of the Company’s planned randomized, controlled ASPIRE trial of INZ-701 in children with ABCC6 Deficiency. The proposed primary endpoint, comprising major adverse clinical events over a two-year treatment period, has been reviewed and received preliminary support from U.S. and EU regulators. The trial is expected to enroll approximately 70 patients from infancy up to <18 years old with biallelic or monoallelic ABCC6 Deficiency. The Company is currently refining the trial design to harmonize feedback from the FDA and EMA.

The Company plans to continue regulatory engagement over the coming months to finalize the trial protocol. Pending ongoing regulatory review and the availability of financial resources, the Company aims to initiate the ASPIRE trial in early 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release dated January 10, 2025

99.2	Company Presentation dated January 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the initiation, enrollment, timing, and design of the Company’s planned clinical trials, enrollment and availability of data from clinical trials, the potential benefits of INZ-701 and the Company’s regulatory strategy. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to conduct its ongoing clinical trials of INZ-701 for ENPP1 Deficiency, ABCC6 Deficiency and calciphylaxis; enroll patients in ongoing and planned trials; obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in preclinical studies and clinical trials; replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; advance the development of its product candidates under the timelines it anticipates in planned and future clinical trials; obtain, maintain, and protect intellectual property rights related to its product candidates; manage expenses; comply with the covenants under its outstanding loan agreement; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	By:	/s/ Douglas A. Treco
Name: Douglas A. Treco Title: Chief Executive Officer